Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Robert S. Schneider

U.S.I. Holdings Corporation
914-749-8502
rschneider@usi.biz

U.S.I. Holdings Corporation Reports—Acceleration of Margin Improvement

Efforts, Reduction of 2004 Earnings Guidance, Plans to Sell Certain Operations,

Expanded Stock Repurchase Plan, 2005 Earnings Guidance and Other Matters

Highlights:

•	The Board of Directors approved a plan to selectively reduce staff and terminate certain real estate and service contracts to accelerate the Company’s margin improvement efforts. The plan is expected to result in a charge estimated at approximately $11 million, before taxes and cost savings of approximately $5 million, before taxes, for 2005.

•	Excluding the effect of the foregoing charge, the Company lowered its adjusted cash earnings per share guidance for 2004 to a range of $0.96 to $0.98.

•	The Board of Directors also approved plans to sell some operations in the Company’s Insurance Brokerage and Specialized Benefits Services segments that exhibit significant earnings volatility or that do not fit with the Company’s core business strategy, which will result in a loss on disposal estimated between $10 and $13 million, before taxes.

•	The Board of Directors approved an expanded stock repurchase plan up to the limits set within the Company’s credit facility (approximately $21 million).

•	The Company announced guidance for 2005 of at least 15% growth in adjusted cash earnings per share, which equates to $1.10-$1.15 per share from continuing operations.

•	The anticipated closing date of the previously announced Summit Global Partners acquisition is early in the first quarter 2005.

•	The Company expects to increase borrowings under its Term Loan by $80 million in early first quarter 2005.

Briarcliff Manor, NY, December 20, 2004 – U.S.I. Holdings Corporation (“USI”), (NASDAQ:USIH):

USI today announced that its Board of Directors has approved a plan to reduce ongoing operating expenses. The plan is expected to result in cost savings of approximately $5 million, before taxes, in 2005. The majority of the cost savings will be attributable to the Company’s

Insurance Brokerage segment. In conjunction with the plan, the Company expects to take an efficiency initiative charge estimated at approximately $11 million, before taxes, principally in the fourth quarter of 2004. The charge will cover, in approximately equal parts, employee severance, lease termination costs and service contract terminations. The actual amount of the fourth quarter charge will depend on the Company’s ability to execute the severance arrangements and other contract terminations by year-end.

The Company is lowering its 2004 full year adjusted cash earnings per share guidance from a previously communicated $1.02 - $1.07 to a revised $0.96 - $0.98, prior to the negative effect of the previously mentioned charges. The reduced projection is due to lower new business during December 2004 and the continued softening of the property and casualty market, as well as expenses incurred related to previously announced insurance industry investigations by various state attorney generals and other insurance regulators. The Company is also lowering its organic revenue growth guidance for the second half of 2004 to the low single digits from its previous 5% estimate.

The Board also approved a plan to sell some operations in the Company’s Insurance Brokerage and Specialized Benefits Services segments that exhibit significant earnings volatility or that are not considered core to the Company’s long term business strategy. It is expected that the Company will record a loss on disposal estimated at between $10 million and $13 million, before taxes, in the fourth quarter of 2004 to adjust the carrying value of these operations to their estimated fair value. The exact amount of the charge will depend on the year-end carrying value of the related assets and liabilities and management’s estimate of fair value. The historical and ongoing results of operations for these entities will be reclassified to discontinued operations and it is expected that this charge will also be recorded in discontinued operations. The operations to be sold are expected to have revenues of approximately $5 million and a net loss of between $1 million and $2 million in 2004.

The Board of Directors approved an expanded stock repurchase program that will permit the Company to purchase its stock up to the limits set forth within its credit facility. The Company has the capacity under the current facility to purchase up to approximately $11 million in December 2004 and an estimated $10 million in 2005.

The Company is expecting growth in adjusted cash earnings per share in 2005 of at least 15% over 2004 cash earnings per share. This estimate is based on the Company’s 2005 budget, which reflects the savings from expense reductions discussed above, the expected closing of the Summit Global Partners acquisition and an expected modest reduction in contingent commissions in 2005.

The Company’s previously announced acquisition of Summit Global Partners is expected to close early in the first quarter of 2005. The Company has requested a waiver from its lender group in connection with the transaction and a commitment for another $80 million in borrowings on its term loan at existing terms. The $80 million will be used principally to repay the seller notes related to the Summit acquisition and to pay down borrowings on the Company’s revolving credit facility. Additionally, the Company has available approximately $55 million in net proceeds on its equity forward sales contracts, which it expects to draw down over the balance of 2004 and the first quarter of 2005.

“Although we are disappointed with the financial results that we are now forecasting for 2004, we remain confident in our underlying core business and strategic opportunities,” said David L.

Eslick, Chairman, President, & CEO. Mr. Eslick added, “The 2004 results continue to show strong organic revenue growth in our employee benefits and worksite marketing revenue streams, offset by lower than expected new business for December 2004 and continued erosion of property and casualty rates. We have committed to taking decisive actions to exit certain businesses and, on a selective basis, to eliminate employment costs and other operating costs to provide greater assurance around our 15% earnings growth target for 2005.”

USI will hold a conference call and audio webcast at 8:30 AM (EDT) on Tuesday, December 21, 2004. To access the audio webcast, please visit USI’s website at www.usi.biz on Tuesday December 21, 2004, and follow the link. To access the conference call, dial toll free (800) 450-0785 or (612) 332-0637 for international callers, five minutes before the teleconference. A replay of the conference call will be available on the Investor Relations section of the USI website (www.usi.biz).

This press release includes projections of the Company’s cash earnings per share, which is a non-GAAP financial measure as defined in Regulation G of Securities and Exchange Commission rules. The Company is unable to provide a reconciliation of its cash earnings per share projections to net income per share, as the exact amount of the charges discussed in this release can not reasonably be determined until after December 31, 2004. The Company presents such non-GAAP financial information because such information is of interest to the investment community owing to the fact that it provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This financial information should be viewed in addition to, not in lieu of, the Company’s consolidated financial statements.

This press release contains certain statements relating to future results which are forward-looking statements within the meaning of that term as found in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not historical facts, but instead represent USI’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of USI’s control. It is possible that USI’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning USI and its business, including factors that potentially could materially affect USI’s financial results, are contained in USI’s filings with the Securities and Exchange Commission. Some factors include: USI’s ability to grow revenues organically and expand its margins; successful acquisition consummation and integration; errors and omissions claims; resolution of regulatory investigations and other legal claims, including those related to compensation arrangements with insurance companies, the actual cost of resolution of contingent liabilities and passage of new legislation subjecting our business to regulation in jurisdictions where we operate; USI’s ability to attract and retain key sales and management professionals; USI’s level of indebtedness and debt service requirements; downward commercial property and casualty premium pressures; the competitive environment; and general economic conditions around the country. USI’s ability to grow has been enhanced through acquisitions, which may or may not be available on acceptable terms in the future and which, if consummated, may or may not be advantageous to USI. All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.

About U.S.I. Holdings Corporation

Founded in 1994, USI is a leading distributor of insurance and financial products and services to businesses throughout the United States. USI is headquartered in Briarcliff Manor, NY, and operates out of 64 offices in 19 states. Additional information about USI, including instructions for the quarterly conference call, may be found at www.usi.biz.

U.S.I. Holdings Corporation and Subsidiaries

Non-GAAP Financial Measures

Reconciliation of Cash Earnings Per Share ("Cash EPS") and Adjusted Cash Earnings Per Share to Income from Continuing Operations in Accordance with GAAP on a Per Share Basis

	2004 EPS Projections
	Low	High
Income from Continuing Operations in Accordance with GAAP, on a Per Share Basis	$0.34	$0.36
Add:
Amortization of Intangible Assets	$0.49	$0.49

Cash Earnings Per Share (a)	$0.83	$0.85

Efficiency Initiative Charge	$0.13	$0.13

Adjusted Cash Earnings Per Share (b)	$0.96	$0.98

(b)	The Company presents Cash Earnings Per Share because it is a relevant and useful indicator of its ability to generate cash earnings, on a per share basis. Cash Earnings Per Share is relevant owing to the significant amount of amortization of intangible assets resulting from accounting for all acquisitions using the purchase method of accounting. Additionally, the Company believes that investors in its stock use Cash Earnings Per Share to compare it with its peers and for valuation purposes. This financial measure should not be considered as an alternative to other financial measures determined in accordance with GAAP.

(b)	The Company defines Adjusted Cash Earnings Per Share as Cash Earnings Per Share, plus the per share impact of the Efficiency Initiative Charge. Adjusted Cash Earnings Per Share is relevant because management believes it provides a better basis on which to gauge future performance by excluding from Cash Earnings Per Share, costs included in the Efficiency Initiative Charge such as operating lease termination costs, service contract termination costs and severance. Additionally, the Company believes that investors in its stock us Adjusted Cash Earnings Per Share to compare it with its peers and for valuation purposes. This financial measure should not be considered as an alternative to other financial measures determined in accordance with GAAP.